UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 2, 2010, Santander Holdings USA, Inc. (the “Company”), parent company of Sovereign Bank (the “Bank”), issued to Banco Santander, S.A., a sociedad anónima organized under the laws of Spain and the parent company of the Company (“Banco Santander”), a subordinated note (the “Note”), due March 15, 2020, in the principal amount of $750,000,000.  Interest is payable semi-annually on the Note at a rate of 5.75% through March 14, 2015 and 6.25% beginning March 15, 2015 and until the Note is repaid.  The Company may not redeem the Note until March 15, 2015.

The payment of the entire principal amount of the Note may be accelerated, subject to the receipt of any and all regulatory approvals, upon the occurrence of customary events of default, including the non-payment of principal or interest, and bankruptcy and insolvency events of the Company or the Bank.

Item 3.02  Unregistered sales of equity securities

On March 2, 2010, the Company issued to Banco Santander 3,000,000 shares of the Company’s common stock, without par value, for a total price of $750,000,000.

The common stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: March 5, 2010	By: /s/ Christopher K. Pfirrman
Name: Christopher K. Pfirrman
Title: Assistant General Counsel